NEWS RELEASE
TSX: SCY
June 29, 2016
NR 16-5
www.scandiummining.com

NYNGAN SCANDIUM PROJECT
CONFIRMING PROCESS TEST RESULTS RECEIVED

Reno, Nevada, June 29, 2016 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce the results of a confirmatory metallurgical test work report from Altrius Engineering Services (AES) of Brisbane, QLD, Australia. The test work results directly relate a list of recommended programs included in the recently released NI 43-101 Definitive Feasibility Study (“DFS”), authored by Lycopodium (Brisbane, QLD, Australia) and filed on SEDAR. AES devised and supervised these test work programs at the SGS laboratory in Perth, Australia and at the Nagrom laboratory in Brisbane, Australia.

In addition to recent test work results, the Company also reports that the Nyngan Project environmental impact statement (“EIS”) has completed its public exhibition and comment period.

Metallurgical Test Work Results

The project DFS recommended a number of process flowsheet test work programs be investigated prior to commencing detailed engineering and construction. Those study areas included pressure leach (“HPAL”), counter-current decant circuits (“CCD”), solvent extraction (“SX”), and oxalate precipitation, with specific work steps suggested in each area. This latest test work program addresses all of these recommended areas, and the results confirm recoveries and efficiencies that either meet or exceed the parameters used in the DFS.

HIGHLIGHTS

•	Pressure leach test work achieved 88% recoveries, from larger volume tests,
•	Settling characteristics of leach discharge slurry show substantial improvement,
•	Residue neutralization work meets or exceeds all environmental requirements as presented in the DFS and the environmental impact statement (“EIS”),
•	Solvent extraction circuit optimization tests generated improved performance, exceeding 99% recovery in single pass systems, and
•	Product finish circuits produced 99.8% scandium oxide, completing the recovery process from Nyngan ore to finished scandia product.

Test Work Specifics. A series of 15 (20 litre) HPAL tests were conducted at SGS in Perth between February and April 2016. The results of these tests augmented earlier leach performance data, and also provided leach solution for downstream tests, where additional optimization data was also sought. The feed-stream source of scandium in each case was Nyngan limonite resource, graded at approximately the head grade assumed in the DFS.

Flowsheet test results were positive in all cases.

•	HPAL recoveries exceeded 88% in the majority of options tested (vs 87% in the DFS),
•	Settling characteristics on HPAL discharge slurry were substantially improved, with the use of different chemical additions, and
•	At the solvent extraction stage, test work produced superior loading performance, with recovery in this step exceeding 99%.

Further work was conducted on residue chemistry as well. The process for residue neutralization, as proposed in the DFS was fully tested, and environmental requirements for tailings disposal at the project site were met.

The process flowsheet for producing final scandium product has also been confirmed by additional test work using the solutions produced at SGS. These solutions were delivered to Nagrom Laboratories in Brisbane, where we have set up a mini solvent extraction (SX) pilot plant to test process variants, to produce loaded strip liquor, and to produce product-grade scandium oxide. The results of this work produced 99.8% scandium oxide, again confirming the process applied in the DFS is capable of generating high purity scandia product in a very simple, single stage operation—this time directly from Nyngan laterite resource. Scandium oxide grades of 99.8% exceed the requirements of the aluminum industry for use in aluminum alloys.

Other Project Updates

Second Town Hall Meeting Held. The Company held a second town hall meeting in Nyngan on May 23, 2016, to brief the community on project plans and impacts. The meeting was announced in the local Nyngan Observer newspaper, and attended by local members of the community, the town Council, and the Mayor. Discussion was encouraged and issues raised were general in nature.

Environmental Impact Statement (EIS) Status. As previously reported (May 2, 2016), the EIS has been completed and submitted to the NSW Department of Planning and Environment. The EIS was accepted by the Department after an adequacy review, and the Company met with Department staff on May 25th, for detailed discussions on details of the document and development plans. After this formal departmental review meeting, the EIS was subsequently placed on public exhibition on May 26th, for access by the public and other NSW governmental agencies, for a period of 30 days.

The exhibition period was completed on Friday, June 24th. The filing received relatively few comments, none that represent an issue with development, and will now be followed by further internal reviews and discussions between the Company and various governmental agencies.

The final outcome sought from this formal environmental and developmental review is the granting of a Ministerial Development Consent, and subsequently a Mining Lease for project development, anticipated as early as year-end 2016.

George Putnam, CEO of Scandium International Mining Corp. commented:

“These latest metallurgical test work results further confirm a number of key parameters used in the DFS, and they formally complete an important check-list item prior to the start of detailed engineering on the project. The product specification achievement of 99.8% scandia from Nyngan resource is particularly important. It validates our earlier product quality work, confirms a single pass SX system can deliver product to this standard, and fully supports our planned product offering to the aluminum alloy industry. This formally and empirically completes the Nyngan resource-to-product cycle for us.

We view the efficient and positive EIS public exhibition experience our project received as a very positive indicator of both regulatory and community support. This helps us progress without delay towards a mining lease, and keeps us on our tight timetable to begin construction early next year.”

QUALIFIED PERSONS AND NI 43-101 TECHNICAL REPORT

Willem Duyvesteyn, MSc, AIME, CIM, a Director and CTO of the Company, is a qualified person for the purposes of NI 43-101 and has reviewed and approved the technical content of this press release on behalf of the Company.

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing the Nyngan Scandium Project into the world’s first scandium-only producing mine. The Company owns an 80% interest in both the Nyngan Scandium Project, and the adjacent Honeybugle Scandium Property, in New South Wales, Australia, and is manager of both projects. Our joint venture partner, Scandium Investments LLC, owns the remaining 20% in both projects, along with an option to convert those direct project interests into SCY common shares, based on market values, prior to construction.

The Company filed a NI 43-101 technical report in May 2016, titled “Feasibility Study – Nyngan Scandium Project”. That feasibility study delivered an expanded scandium resource, a first reserve figure, and an estimated 33.1% IRR on the project, supported by extensive metallurgical test work and an independent, 10-year global marketing outlook for scandium demand.

In addition to the two lateritic scandium properties in Australia, SCY owns a 100% interest in the Tørdal Scandium/REE property in southern Norway, where we continue our exploration efforts, specifically for scandium and REE minerals.

For further information, please contact:

George Putnam, President and CEO.
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to: reserve and resource estimates, estimated NPV of the project, anticipated IRR, anticipated mining and processing methods for the Project, the estimated economics of the project, anticipated Scandium recoveries, production rates, scandium grades, estimated capital costs, operating cash costs and total production costs, planned additional processing work and environmental permitting. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty in the demand for Scandium and pricing assumptions; uncertainties related to raising sufficient financing to fund the project in a timely manner and on acceptable terms; changes in planned work resulting from logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the estimation of Scandium reserves and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary Note to U.S. Investors Regarding Resource Estimates: The Company’s technical disclosure uses terms such as "indicated resources" and "measured resources" which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum, and are required to be disclosed in accordance with Canadian National Instrument 43-101 (NI 43-101). The disclosure standards in the U.S. Securities and Exchange Commission's (SEC) Industry Guide 7 normally do not recognize information concerning these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in the Company’s disclosure documents may not be comparable with information presented by companies using only U.S. standards in their public disclosure.